UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF EARLIEST EVENT REPORTED: February 9, 2006



                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)



                         COMMISSION FILE NUMBER 1-13167


        Internal Revenue Service - Employer Identification No. 74-1611874


                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 9, 2006, at the annual meeting of shareholders, the shareholders of Atwood Oceanics, Inc. (the "Company") approved a proposal for the adoption of the Amended and Restated Atwood Oceanics, Inc. 2001 Stock Incentive Plan (the "Amended Plan"). The principal purpose in adopting the Amended Plan was to change the form of stock incentive automatically granted to non-employee directors under the Atwood Oceanics, Inc. 2001 Stock Incentive Plan (the "Original Plan") and to conform the language accordingly. Under the Amended Plan, non-employee directors will automatically be granted restricted stock awards of Common Stock valued at $40,000 once per fiscal year. The Amended Plan eliminates the automatic grant of 2,000 stock options to non-employee directors once per fiscal year provided for under the Original Plan. Additionally, the Amended Plan reflects changes in law and the existence of the Company's Rights Plan, entered into subsequent to the adoption of the Original Plan. No other substantive changes were made to Original Plan by adoption of the Amended Plan. The foregoing is a summary of the Amended Plan which is qualified in its entity by reference to the Amended Plan. See Exhibit 10.1 for a full copy of the Amended Plan. The shares of Common Stock underlying the securities to be issued under the Amended Plan are registered on Form S-8, File No. 333-87786.

ITEM 9.01         FINANCIAL STATEMENT AND EXHIBITS

     (d) 10.1 Amended and Restated Atwood Oceanics, Inc. 2001 Stock Incentive Plan (incorporated by reference to Appendix D of our definitive proxy statement on Form DEF14A filed January 13, 2006).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              ATWOOD OCEANICS, INC.
                                              (Registrant)

                                              /s/ James M. Holland
                                              James M. Holland
                                              Senior Vice President
                                              DATE: February 15, 2006


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